UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

Schedule 14A

___________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FRESH VINE WINE, INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FRESH VINE WINE, INC.
505 Highway 169 North, Suite 255
Plymouth, MN 55441

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 4, 2022

TO THE STOCKHOLDERS OF FRESH VINE WINE, INC.:

NOTICE IS HEREBY GIVEN that the 2022 annual meeting of stockholders (the “annual meeting”) of Fresh Vine Wine, Inc. (the “Company”) will be held on Friday, November 4, 2022, at 9:00 a.m. prevailing Central time, at the Company’s principal executive offices located at 505 Highway 169 North, Suite 255, Plymouth, MN 55441, or at any adjournment or adjournments thereof, for the following purposes:

1.      To elect the six nominees for director named in the accompanying proxy statement (the “proxy statement”) to hold office until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1);

2.      To ratify the appointment of Wipfli LLP as the independent registered public accounting firm of the Company for fiscal 2022 (Proposal 2); and

3.      To transact any other business as may properly come before the annual meeting or any adjournments thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the annual meeting is October 3, 2022. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,
/s/ Rick Nechio
Rick Nechio, Interim Chief Executive Officer
October 7, 2022

Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented. You may vote your proxy through the Internet, by phone or by mail by completing and returning the proxy card mailed to you. Voting instructions are printed on your proxy card and included in the proxy statement..

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on November 4, 2022

The proxy statement for the annual meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (as amended by Amendment No. 1 thereto), each of which is included with this Notice, are also available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement and Annual Report on Form 10-K on the Internet, visit https://ir.freshvinewine.com/ir/events/.

i

FRESH VINE WINE, INC.

505 Highway 169 North, Suite 255

Plymouth, MN 55441

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 4, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We are providing you with these proxy materials because the board of directors (the “Board of Directors” or the “Board”) of Fresh Vine Wine, Inc. (sometimes referred to as “we,” “us,” “our” or the “Company”) is soliciting your proxy to vote at the 2022 annual meeting of stockholders, including at any adjournments or postponements thereof (the “annual meeting”). The annual meeting will be held on Friday, 2022, at 9:00 a.m. prevailing Central time, at the Company’s principal executive offices located at 505 Highway 169 North, Suite 255, Plymouth, MN 55441. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by telephone or on the Internet

We intend to mail this proxy statement and accompanying proxy card on or about October 7, 2022, to all stockholders of record entitled to vote at the annual meeting.

Am I allowed to attend the Special Meeting in person?

Stockholders may attend the annual meeting in person. Any stockholder who desires to attend in person is kindly asked to provide advance written notice to brett@freshvinewine.com@freshvinewine.com.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on October 3, 2022 will be entitled to vote at the annual meeting. On the record date, there were 12,732,257 shares of common stock outstanding and entitled to vote. A list of such holders will be open to the examination of any stockholder for any purpose germane to the annual meeting at Fresh Vine Wine, Inc., 505 Highway 169 North, Suite 255, Plymouth, MN 55441 for a period of ten (10) days prior to the annual meeting. Please contact our Chief Financial Officer to make arrangements to inspect the list.

Stockholder of Record — Shares Registered in Your Name:    If on the record date, your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote at the annual meeting or vote by proxy prior to the annual meeting. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy through the Internet, by phone or using a proxy card to ensure your vote is counted.

Beneficial Owner — Shares Registered in the Name of a Broker or Bank:    If on the record date, your shares were not registered in your name, but instead are held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. Since you are not the stockholder of record, however, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are two matters scheduled for a vote:

1.      The election of six directors (Proposal 1);

2.      Ratification of the appointment of Wipfli LLP act as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022 (Proposal 2);

What if another matter is properly brought before the annual meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

With respect to Proposal 1, you may vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any of the nominees you specify. With respect to the other proposal(s), you may vote “For” or “Against,” or you may abstain from voting.

Stockholder of Record — Shares Registered in Your Name:    If you are a stockholder of record, you may vote at the annual meeting, vote by proxy using the enclosed proxy card, or vote by proxy via telephone or the Internet. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote your shares even if you have already voted by proxy:

•        To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•        To vote online before the annual meeting, go to www.investorvote.com/VINE and transmit your voting instructions up until 11:59 p.m. Eastern time on November 3, 2022. Have your proxy card in hand when you access the web site and follow the instructions to vote your shares.

•        To vote over the telephone, call 1-800-652-VOTE (8683) until 11:59 p.m. Eastern time on November 3, 2022. Have your proxy card in hand when you place your call and follow the instructions to vote your shares.

Beneficial Owner — Shares Registered in the Name of a Broker or Bank:    If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should receive a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is submitted to your broker or bank. Alternatively, you may be able to vote over the Internet or by telephone as instructed by your broker or bank. To vote at the annual meeting, you must obtain a valid legal proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

We provide Internet and telephone proxy voting to allow you to vote your shares online or by telephone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet or telephone access, such as usage charges from Internet or telephone access providers.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the record date.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, through the internet or by voting electronically at the annual meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all six nominees for director, and “For” the ratification of the appointment of Wipfli LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. If any other matter is properly presented at the annual meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using your proxyholder’s best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange, or NYSE, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Proposal 1 is considered to be “non-routine” under NYSE rules.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under NYSE rules and, therefore, we expect broker non-votes to exist in connection with such proposal. Broker non-votes will have no effect on Proposal 1.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•        You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).

•        If you have voted by telephone or Internet, you may cast a new vote by telephone or over the Internet as instructed above.

•        You may send a timely written notice that you are revoking your proxy to our Secretary at our principal executive offices 505 Highway 169 North, Suite 255, Plymouth, MN 55441.

•        You may attend the annual meeting to vote in person. Attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count, for the proposal to elect directors (Proposal 1), votes “For,” “Withhold” and broker non-votes; and with respect to ratifying the appointment of Wipfli LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022 (Proposal 2) and all other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will have the same effect as “Against” votes on Proposal 2, and will have no effect on Proposal 1. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for any of the director nominees.

Is cumulative voting permitted for the election of directors?

No. You will not be permitted to cumulate your votes for the election of directors. Under Nevada law, stockholders are not entitled to cumulative voting rights unless a corporation’s certificate of incorporation authorizes such rights. The Company’s certificate of incorporation does not authorize cumulative voting rights for stockholders.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors

Directors will be elected by a plurality of the votes cast by the holders of shares present or represented by proxy and entitled to vote on the election of directors. The six nominees receiving the most “For” votes will be elected as directors.

			No effect	No effect
2	Ratification of the appointment of Wipfli as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	Against	Not applicable(1)

____________

(1)      This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are deemed present at the annual meeting in person or represented by proxy. On the record date, there were 12,732,257 shares outstanding and entitled to vote. Thus, the holders of 6,366,129 shares must be deemed present in person or represented by proxy at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote electronically at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares deemed present at the annual meeting in person or represented by proxy may adjourn the annual meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our business operates under the direction of the Board, which currently consists of seven directors. Each director’s term of office will expire at the annual meeting. In accordance with the Company’s bylaws, the Board of Directors has adopted resolutions reducing the number of seats on the Board of Directors from seven to six. This reduction will take effect in conjunction with the election of directors at the annual meeting. The six existing directors who have been nominated by the Board of Directors for re-election at the annual meeting are listed below. The age of each director nominee listed in the table below is as of October 3, 2022.

Director Nominee	Age	Positions	Director Since
Damian Novak	46	Director (Executive Chairman)	2019
Rick Nechio	44	Director (Interim Chief Executive Officer)	2019
Eric Doan	43	Director	2021
Michael Pruitt	62	Director	2021
Brad Yacullo	58	Director	2021
David Yacullo	56	Director	2021

If re-elected, each nominee has consented to serve as a director of the Company, to hold office until the next annual meeting of stockholders, or until his successor is elected and shall have qualified. The Board is not aware of any nominee who will be unable or unwilling to serve as a director if elected at the annual meeting. If any director nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for that director nominee may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the annual meeting.

Information relating to each nominee for election as director, including period of service as a director of the Company, principal occupation and other biographical material, is shown later in this Proxy Statement.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named above.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the nominees as director.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with the duties set forth in its written charter, the audit committee of our Board of Directors has appointed Wipfli LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. A representative of Wipfli LLP is not expected to attend this year’s annual meeting. To the extent that a representative of Wipfli LLP does attend this year’s annual meeting, he or she will be available to respond to appropriate questions from stockholders, and will have the opportunity to make a statement if he or she desires to do so.

We are not required by statute or our bylaws or other governing documents to obtain stockholder ratification of the appointment of Wipfli LLP as our independent registered public accounting firm. The audit committee has submitted the appointment of Wipfli LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the audit committee may reconsider its selection. Notwithstanding the proposed ratification of the appointment of Wipfli LLP by the stockholders, the audit committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, the stockholders, if the audit committee determines that such a change would be in our best interests and the best interests of our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the appointment of Wipfli LLP as our independent registered public accounting firm for fiscal 2022. Abstentions will be counted toward the vote total for Proposal 2 and will have the same effect as “Against” votes.

Principal Accountant Fees and Services

The following table presents the aggregate fees billed to us by Wipfli LLP for the fiscal years ended December 31, 2021 and 2020.

	2021	2020
Audit Fees(1)	$165,000	$—
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$165,000	$—

____________

(1)      Audit Fees were principally for services rendered for the audit of our financial statements, reviews of our interim financial statements, the review of our registration statement on Form S-1 for our initial public offering, the issuance of accountant consents and comfort letters, and services that are normally provided by Wipfli LLP in connection with the financial statement audit.

(2)      Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.”

(3)      Tax Fees consist of fees for tax compliance, tax advice, and tax planning.

(4)      All Other Fees typically consist of fees for permitted non-audit products and services provided.

Audit Committee Pre-approval Policy and Procedures

Pursuant to the audit committee charter, the audit committee reviews and approves, the scope and plans for the audits and the audit engagement fees and terms and approves in advance, all audit and non-audit and tax services to be performed by the independent auditor that are not otherwise prohibited by law or regulations and any associated fees. Following the adoption of the pre-approval policy, the audit committee has pre-approved all services performed by the independent registered public accounting firm.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Wipfli LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

CURRENT DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Our Board of Directors

Set forth below are the names and certain information about each of our directors as of October 3, 2022. The information presented includes each director’s age, principal occupation and business experience for the past five years and the names of other public companies of which he or she has served as a director during the past five years. In addition, the table contains information about the specific and particular experience, qualifications, attributes or skills of each current director and each nominee for director at the annual meeting that led the nominating and corporate governance committee of our Board of Directors to believe that each nominee for director at the annual meeting should serve on the board following election at the annual meeting.

Name	Positions and Offices Held	Director Since	Age
Damian Novak	Director (Executive Chairman)	2019	46
Rick Nechio	Director (Interim Chief Executive Officer)	2019	44
Eric Doan	Director	2021	43
Michael Pruitt	Director	2021	62
Brad Yacullo	Director	2021	58
David Yacullo	Director	2021	56
Janelle Anderson	Director	2021	47
Name of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies
Damian Novak

Mr. Novak is a co-founder of the Company and has served as its Executive Chairman and member of its board of directors/managers since its inception in May 2019. Mr. Novak manages a portfolio of business interests across Food & Beverage, Healthcare, Real Estate, and Management Consulting industries, among others, from his headquarters in Minneapolis, Minnesota. As a leader and self-motivated innovator, Damian is an experienced boardroom executive with a history of building sustainable, growth-oriented businesses. During the past three decades Mr. Novak has accelerated several start-ups from inception to profitable revenue. Mr. Novak evaluates, designs, and implements strategies for acquisitions, operations, and dispositions of private investments, and leads and manages all entity setup and structuring, capital financing, and investor relationship management. Mr. Novak received a Bachelor of Science (B.S.) in Electrical and Computer Engineering from the University of Wisconsin-Madison and a Masters of Business Administration (M.B.A.) from the University of St. Thomas in Minneapolis, Minnesota.

The Board believes that Mr. Novak is qualified to serve as a director of the Company based on his being a Company founder who has been and continues to be invaluable to the Company’s strategic development, and his experience in managing a portfolio of business interests across a variety of industries including food & beverage. In addition, Mr. Novak’s significant ownership position in the Company provides the Board with a strategic focus on maximizing shareholder value.

Name of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies
Rick Nechio

Mr. Nechio is a co-founder and director of the Company who served as Chief Marketing Officer from its inception through July 2021 and has served as its President since August 2021. Mr. Nechio is also a Founding Partner of Appellation Brands LLC (producer of Danica Rosé), a wine brand that he helped launch in April 2019, and serves as a Founding Partner of Nechio & Novak, LLC, a private equity firm organized in January 2019 that specializes in long-term value creation within the consumer goods segment, and has served as Chairman of Nechio Network, a brand accelerator formed in 2016. Prior the Company’s inception, Mr. Nechio served as Vice President Business Development for FitVine Wine from February 2017 to February 2019, and held various positions at Anheuser-Busch InBev, including North American Zone Director Transit from January 2015 to January 2017, Director Retail Development, Trade Relations and Trade Communications from October 2011 to December 2014, and Director, National Retail Sales from May 2010 to October 2011. Mr. From 2007 to 2010, Mr. Nechio piloted an Anheuser-Busch USA High End chain selling program for the Stella Artois brand. Mr. Nechio was also part of the team that developed the Michelob Ultra disruptive brand strategy. Mr. Nechio holds a Bachelor of Science, Business Administration degree from University Veiga de Almeida and has completed an Executive Education Program, Driving Profitability Growth offered by Harvard Business School.

The Board believes that Mr. Nechio’s extensive experience within the alcoholic beverage industry, including in the area of brand development, along with being a Company founder and his significant ownership interest in the Company, qualifies him to serve as a director of the Company. In addition, as acting Chief Executive Officer, Mr. Nechio provides management representation on the Board.

Eric Doan

Eric Doan joined the Company’s board of directors on December 13, 2021, which was the effective date of the registration statement for the Company’s initial public offering. Mr. Doan serves as Chief Financial Officer of Orchard Software Corporation, a position he has held since April 2020. Before joining Orchard Software, Mr. Doan previously held Chief Financial Officer and Chief Operating Officer positions in private equity-backed companies, most recently as Chief Financial Officer of Edmentum Inc. from July 2018 through March 2020, Chief Financial Officer of myON by Renaissance from May 2017 to July 2018, and Chief Operating Officer of Jump Technologies, Inc. from September 2016 to May 2017. Mr. Doan holds bachelor’s degrees in Zoology and Classical Humanities and a Master of Business Administration (MBA) from Miami University.

The Board believes that Mr. Doan’s finance and operational executive experience qualifies him to serve as a Company director and his current and previous Chief Financial Officer experience qualifies Mr. Doan to serve on Audit Committee as an “audit committee financial expert” and (together with other Audit Committee member(s)) to assist the Board in overseeing the Company’s financial and accounting functions and evaluating the Company’s internal controls over financial reporting.

Name of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies
Michael Pruitt

Mr. Pruitt joined the Company’s board of directors on December 13, 2021, which was the effective date of the registration statement for the Company’s initial public offering. Mr. Pruitt founded Avenel Financial Group, a boutique financial services firm concentrating on emerging technology company investments in 1999. In 2001, he formed Avenel Ventures, a technology investment and private venture capital firm. In February 2005, Mr. Pruitt formed Chanticleer Holdings, Inc., then a public holding company (now known as Sonnet BioTherapeutics Holdings, Inc.), and he served as Chairman of the Board of Directors and Chief Executive Officer until April 1, 2020, at which time the restaurant operations of Chanticleer Holdings were spun out into a new public entity, Amergent Hospitality Group, Inc., where Mr. Pruitt continues to serve as its Chairman and Chief Executive Officer. Mr. Pruitt has been a member of the Board of Directors of IMAC Holdings, Inc. (Nasdaq- IMAC) since October 2020 and currently serves on its Compensation Committee and as Chair of its Audit Committee. Mr. Pruitt also served as a director on the board of Hooters of America, LLC from 2011 to 2019. Mr. Pruitt received a B.A. degree from Costal Carolina University. He currently sits on the Board of Visitors of the E. Craig Wall Sr. College of Business Administration, the Coastal Education Foundation Board, and the Athletic Committee of the Board.

The Board believes that Mr. Pruitt’s business acumen, his leadership experience and his experience serving on boards of directors and board committees of several public reporting companies qualifies him to serve as a director of the Company and makes him a valuable member of our Board.

Brad Yacullo

Brad Yacullo joined the Company’s board of directors on December 13, 2021, which was the effective date of the registration statement for the Company’s initial public offering. Mr. Yacullo joined ACE Outdoor in September 2019, where he currently serves as a partner. ACE Outdoor is a boutique outdoor media company with bulletin and wall inventory on the Sunset Strip in West Hollywood, California. Mr. Yacullo also co-founded Agra Energy in March 2017. Agra Energy is a company that converts dairy manure into a renewable sulfur free synthetic fuel. Previously, Mr. Yacullo served as Sales Executive at Cisco Systems from January 1995 until January 2003. Mr. Yacullo began his career in January 1991 at Platinum Technology, where he sold enterprise level software to many industries. Mr. Yacullo holds a Bachelor of Science degree in Business Administration, with a major in information systems, from Drake University.

The Board believes that Mr. Yacullo’s start-up company experience and his executive sales experience provides hm with insight to help guide the Board’s decisions and qualifies him to serve as a director of the Company.

David Yacullo

David Yacullo joined the Company’s board of directors on December 13, 2021, which was the effective date of the registration statement for the Company’s initial public offering. Mr. Yacullo currently serves as Chief Revenue Officer of Van Wagner Outdoor, a position he has held since January 2020. Mr. Yacullo has also served as Chairman of Outdoor Solutions, LLC since 2018. From 2016 until 2018, Mr. Yacullo serves as Chief Revenue Officer of Holt Media Companies, Inc. Prior to that, Mr. Yacullo founded Outdoor Media Group (OMG) in 2001 and served as its Chief Executive Officer from 2003 until February 2016. Mr. Yacullo began his career working for Outdoor Services Inc. (OSI) from January 1989 through 2001, where he served in various positions, including as its President.

The Board believes that Mr. Yacullo’s executive management experience and history of focusing on revenue growth while serving as Chief Revenue Officer for multiple companies positions him to provide oversight of the Company’s revenue growth initiatives and qualifies him to serve as a director of the Company.

Name of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies
Janelle Anderson

Ms. Anderson joined the Company as Chief Marketing Officer in August 2021, was appointed as Chief Executive Officer in September 2021 and was appointed as a director of the Company as of November 4, 2021. Ms. Anderson’s employment with the Company terminated on June 8, 2022. Prior to joining the Company, Ms. Anderson most recently served as Officer Global Marketing at American Airlines from April 2018 until December 2020, where she led its global marketing efforts, including the development and implementation of brand and marketing strategies customer experience and digital. Previously Ms. Anderson was employed by PepsiCo for 14 year. She held various positions of increasing responsibility in marketing, serving as Vice President of Shopper Marketing across all the PepsiCo division from 2015 through March 2018. Previously, she led the Frito Lay Shopper Team, the Tostitos portfolio and various other positions including innovation, small and large brands. At PepsiCo, she lead teams focused on building marketing strategies, brand visioning and positioning as consumer needs evolved. Ms. Anderson began her career with GE Capital in their Leadership Development Program. Ms. Anderson is involved with Jonathan’s Place, a local charity that provides a safe, loving home and specialized services to victims of abuse, abandonment and neglect. Ms. Anderson holds a Master of Business Administration (M.B.A.) from the University of Michigan and a Bachelor of Arts and Bachelor of Business Administration (B.A.) from the University of St. Thomas.

Ms. Anderson is not standing for re-election to the board of directors at the 2022 annual meeting.

Our Executive Officers

The following table sets forth certain information concerning our executive officers as of October 3, 2022.

Name	Position(s)	Age
Rick Nechio	Interim Chief Executive Officer	44
James Spellmire	Chief Financial Officer and Secretary	67
Name of Officer	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies
Rick Nechio Interim Chief Executive Officer	Mr. Nechio’s biography is included above under the section titled “Our Board of Directors.”
James Spellmire Chief Financial Officer and Secretary

Mr. Spellmire joined the Company as a contractor in August 2022 and was appointed as Chief Financial Officer and Secretary on August 31, 2022. From September 2021 to September 2022, Mr. Spellmire served as Interim Chief Financial Officer of Gartner Studios LLC, a manufacturer of party goods, stationery products and other innovative products for celebrating life’s events, from February 2021 to September 2021, served as Interim Chief Financial Officer of Advantia Health, LLC, a provider of women’s health services including OB/GYN, primary care and mental wellness, and from August 2020 to January 2021 served as Interim Chief Financial Officer of Dockzilla, Co., a manufacturer of docking systems used in the logistics industry. Previously, Mr. Spellmire served as Chief Financial Officer of National Cardiovascular Partners, LP from January 2018 to July 2020, and as a Financial Project Consultant for SALO, LLC, a financial services company providing finance and accounting consulting, from August 2016 to January 2018. Prior to that, Mr. Spellmire held various finance and accounting positions for companies in a variety of industries dating back to 1980. Mr. Spellmire holds a Masters of Business Administration and a Bachelor of Business Administration degree from Florida Atlantic University.

Family Relationships

Messrs. Brad and David Yacullo, two of our directors, are brothers. There are no other family relationships between any of the other directors or executive officers.

EXECUTIVE COMPENSATION

This section provides an overview of the compensation of (i) each individual who served as our principal executive officer during 2021, and (ii) our two most highly compensated other executive officers who were serving as executive officers at the end of 2021 and who received more than $100,000 in the form of salary and bonus during such year. We refer to these individuals as our “named executive officers.” Our named executive officers are:

•        Rick Nechio, Interim Chief Executive Officer and President;

•        Elliot Savoie, Former Chief Financial Officer and Secretary;

•        Janelle Anderson, Former Chief Executive Officer; and

•        Timothy Michaels, Former Chief Operating Officer

Mr. Michael’s employment with the Company terminated on February 7, 2022. Ms. Anderson’s employment with the Company terminated on June 8, 2022. On August 31, 2022, James Spellmire succeeded Mr. Savoie as Chief Financial Officer and Secretary. Pursuant to an Employment Transition and Consulting Agreement with the Company, Mr. Savoie is expected to remain employed by the Company until December 1, 2022, at which time he will serve as a consultant through August 2023.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our named executive officers in respect of their service to us during fiscal years 2021 and 2020.

Name and principal position	Year	Salary(1)	Bonus	Stock Awards(6)		Option Awards(6)		Non-equity incentive plan compensation	All other compensation	Total compensation(1)
Janelle Anderson(2)	2021	$150,897	$0	$382,000	(7)	$0		$400,000	$0	$932,897
Former Chief Executive Officer	2020	$0	$0	$0		$0		$0	$0	$0

Rick Nechio(3)	2021	$116,667	$0	$0		$19,512	(8)	$0	$0	$136,179
Interim Chief Executive Officer	2020	$40,015	$0	$0		$0		$0	$24,000	$64,015

Tim Michaels(4)	2021	$250,000	$0	$1,443,106	(9)	$0		$0	$0	$1,693,106
Former Chief Operating Officer	2020	$105,750	$0	$0		$0		$0	$0	$105,750

Elliot Savoie(5)	2021	$233,083	$0	$721,556	(9)	$0		$0	$0	$954,639
Former Chief Financial Officer	2020	$97,275	$0	$0		$0		$0	$0	$97,275

____________

(1)      Prior to the completion of our initial public offering on December 17, 2021, Timothy Michaels, Rick Nechio and Elliot Savoie were employed and paid by Rabbit Hole Equity, L.L.C., a Texas limited liability company that serves as a family office that manages a portfolio of business investments held by Damian Novak and his affiliates. The amounts set forth for Messrs. Michaels, Nechio and Savoie in the table above include the portion of their overall compensation from Rabbit Hole Equity, L.L.C. that has been allocated to the Company. Upon completion of our initial public offering, Messrs. Michaels, Nechio and Savoie became employees of the Company.

(2)      Janelle Anderson commenced employment with the Company as Chief Marketing Officer on August 1, 2021 and was appointed as Chief Executive Officer on September 17, 2021. Ms. Anderson’s employment with the Company terminated on June 8, 2022.

(3)      Rick Nechio served as Chief Marketing Officer through July 2021, has served as President since August 2021 and has served as interim Chief Executive Officer since June 13, 2022.

(4)      Timothy Michaels served as Chief Executive Officer of the Company until September 2021, at which time he assumed the role of Chief Operating Officer. Mr. Michael’s employment with the Company terminated February 7, 2022.

(5)      Mr. Savoie served as Chief Financial Officer and Secretary of the Company until March 31, 2021, when he began serving as Head of Corporate Development and Ventures. Mr. Savoie was appointed interim Chief Financial Officer on June 30, 2022 and served in that capacity until August 31, 2022.

(6)      These amounts have been calculated in accordance with ASC Topic 718. For a discussion of the assumptions relating to our valuations of these stock awards and stock options, please see Note 7 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts reflect our accounting expense for these stock awards and stock options and do not correspond to the actual value that may be recognized by the named executive officer.

(7)      Reflects the grant date fair value of Class F Units of Fresh Grapes, LLC granted to Ms. Anderson on August 1, 2021, which converted into 67,676 upon the Company’s conversion to a corporation in December 2021.

(8)      Reflects the grant date fair value of the Founders Options granted on November 30, 2021. See “Certain Transactions — Transactions with Related Persons — Founders’ Option Agreements.”

(9)      Reflects the grant date fair value of restricted stock units granted on December 17, 2021.

Narrative Disclosure to Summary Compensation Table

Prior to the completion of our initial public offering on December 17, 2021, Timothy Michaels, Rick Nechio and Elliot Savoie were employed and paid by Rabbit Hole Equity, L.L.C., a Texas limited liability company that serves as a family office that manages a portfolio of business investments held by Damian Novak and his affiliates. The amounts set forth for Messrs. Michaels, Nechio and Savoie in the table above include the portion of their overall compensation from Rabbit Hole Equity, L.L.C. that has been allocated to the Company. Upon completion of our initial public offering, Messrs. Michaels, Nechio and Savoie became full time employees of the Company and 100% of their respective compensation is allocated to the Company and reflected as compensation expenses on the Company’s income statement.

Janelle Anderson commenced employment with the Company as Chief Marketing Officer on August 1, 2021 and was appointed as Chief Executive Officer on September 1, 2021. Pursuant to her employment agreement, which is described below, the Company paid Ms. Anderson an annual base salary of $400,000 from August 1, 2021 until September 17, 2021, and a base salary of $300,000 for the remainder of 2021. In January 2022, the Company also paid Ms. Anderson $400,000 for achieving all performance objectives under the annual incentive cash bonus plan set forth in her employment agreement, which objectives relate to increases in the number of points of distribution to which the Company sells its wine. Ms. Anderson’s employment agreement contemplated that the Company would, on the initial closing date of its initial public offering, grant her an option to purchase 427,001 shares of common stock that is exercisable at the initial public offering price; however such stock option was not granted at the time of the initial public offering because the vesting criteria had not been established. As a result, the fair value of the option is not reflected in the Summary Compensation Table. On March 11, 2022, the Company granted Ms. Anderson a stock option to purchase up to 427,001 shares of common stock, which option has an exercise price equal to $3.47 per share (which is the closing price of the Company’s common stock on the date of grant) and vests in three instalments in amounts as nearly equal as possible on the six month, one year and two year anniversaries of the date of grant. The Option granted on March 11, 2022 was in lieu of (and not in addition to) the stock option contemplated by Ms. Anderson’s employment agreement. Ms. Anderson’s employment with the Company terminated on June 8, 2022.

With the exception of Janelle Anderson, our Chief Executive Officer, our named executive officers were employed by us during 2021 pursuant to unwritten employment arrangements. Each of these named executive officers receives a base salary, which is subject to adjustment, from time to time, at the discretion of our board of directors. At the beginning of 2020, Messrs. Nechio, Michaels and Savoie were receiving annualized base salaries of $250,000, $240,000 and $220,000, respectively. In order to conserve capital, Mr. Nechio’s annualized based salary was reduced in July 2020 to $70,293. During July and August 2020, the annualized salaries of Messrs. Michaels and Elliot were temporarily reduced to 75% of their normal amounts, after which their respective normal annualized salaries of $240,000 and $220,000 were restored. Of these salary amounts, 45% have been allocated to the Company and are reflected as compensation expenses on the Company’s income statement. In an effort to allocate all available capital to the growth and health of the business, none of Messrs. Nechio, Michaels or Savoie received a bonus in fiscal year 2020. Upon the initial public offering in December of 2021, annual base salaries for Messrs. Nechio, Michaels and Savoie were changed to $116,667, $300,000,and $300,000, respectively. On February 1, 2022, Mr. Savoie’s base salary was reduced to $220,000. Messrs. Nechio, Michaels, and Savoie did not receive bonus payments for 2021. Mr. Nechio continues to be employed by us pursuant to his unwritten employment arrangement.

Effective December 17, 2021, the Company granted 125,926 and 251,851 restricted stock units (“RSUs”), respectively, to Elliot Savoie, Chief Financial Officer and Secretary of the Company, and Timothy Michaels, Former Chief Operating Officer of the Company, under the Company’s 2021 Equity Incentive Plan. Each RSU represents the right to receive one share of Common Stock from the Company upon vesting, with vesting scheduled to occur on June 11, 2022 (180 days after the date of the final prospectus for our initial public offering).

Mr. Michael’s employment with the Company terminated February 7, 2022. In connection with the termination of his employment, the Company entered into a Separation Agreement and Release dated February 24, 2022 (the “Settlement Date”). Pursuant to the Separation Agreement, among other things, the Company agreed to provide Mr. Michaels with certain separation benefits. These separation benefits included a lump sum cash payment to Mr. Michaels in the amount of $160,000, and an additional $15,000 cash payment in respect of legal expenses incurred by Mr. Michaels in negotiating the Separation Agreement, in each case less relevant taxes and other withholdings. In addition, the Settlement Agreement provided that the Company and Mr. Michaels would amend the Restricted Stock Unit Agreement dated December 17, 2021 between the parties (the “RSU Agreement”) to (i) acknowledge that the 251,851 restricted stock units (the “Units”) granted under the RSU Agreement were not forfeited as a result of the termination of Mr. Michael’s employment with the Company, (ii) accelerate the vesting of all 251,851 Units as of the Settlement Date, and (iii) provide for the delivery to Mr. Michaels of the 251,851 shares of the Company’s common stock issuable upon such vesting of the Units (the “Shares”) as soon as administratively practicable following such vesting, subject to the Company’s collection from Mr. Michaels of tax withholding amounts required to be remitted by the Company as a result of such delivery of shares. In addition, pursuant to the Settlement Agreement, Mr. Michaels and the Company generally released each other from any and all claims each may have against the other and agreed to a mutual non-disparagement covenant. On February 24, 2022, and as contemplated by the Separation Agreement, the Company and Mr. Michaels entered into Amendment No. 1 to the RSU Agreement in order to amend the RSU Agreement in the manner described above.

On August 23, 2022, the Company engaged James Spellmire as a contractor to serve in an accounting and finance role and, effective August 31, 2022, Mr. Spellmire was appointed to serve as Chief Financial Officer and Secretary of the Company. In this capacity, Mr. Spellmire serves as the Company’s principle financial and accounting officer. Under the terms of his engagement, the Company is paying an hourly wage of $290 to Mr. Spellmire.

Mr. Spellmire replaced Elliot Savoie, who served as interim Chief Financial Officer since June 30, 2022. Mr. Savoie had previously served as Chief Financial Officer from October 2019 until March 31, 2022, and then as Head of Corporate Development and Ventures until June 30, 2022. Effective September 1, 2022, the Company entered into an Employment Transition and Consulting Agreement with Mr. Savoie (the “Transition Agreement”) pursuant to which he will remain employed by the Company through November 30, 2022 in order to provide for an orderly transition of his roles and responsibilities within the Company. During such period of employment, Mr. Savoie will receive an annualized salary of $100,000. The Transition Agreement further provides for the Company’s engagement of Mr. Savoie as a consultant for a nine month period commencing December 1, 2022 and expiring August 31, 2023, during which time the Company will pay Mr. Savoie a $5,000 monthly consulting fee. On the September 1, 2022 effective date of the Transition Agreement, the Company granted Mr. Savoie a stock option to purchase 69,892 shares of common stock at a per share exercise price equal to $3.04 (the fair market value of the Company’s common stock on the date of grant). The stock option will vest with respect to 3,584 shares on the last calendar day of September, October and November of 2022, and the balance of the stock option will vest in monthly installments as nearly equal as possible (approximately 6,571 shares each) on the last calendar day of each month from December 2022 through August 2023.

Employment Agreements

Janelle Anderson Employment Agreement

Effective August 1, 2021, the Company entered into an employment agreement with Janelle Anderson pursuant to which Ms. Anderson initially served as Chief Marketing Officer and was paid an annualized base salary of $400,000. This agreement was amended and restated effective September 1, 2021, at which time Ms. Anderson was appointed as Chief Executive Officer, and further amended and restated effective September 17, 2021, at which time her annualized base salary was reduced to $300,000. The agreement, as further amended and restated, provides that during the period from September 17, 2021 through December 31, 2021, and during each calendar year thereafter (each a “performance period”), Ms. Anderson will be eligible to receive a $100,000 incentive cash bonus each time that the number of points of distribution to which the Company sells its wine is increased by 100 over the number of points of distribution to which the Company sells its wine at the commencement of the applicable performance period, up to a maximum of $400,000 per performance period. For such purposes, “points of distribution” include on-premise outlets (e.g., bars, restaurants, arenas and similar venues) and off-premise outlets (e.g., grocery, liquor and convenient stores and similar outlets). Ms. Anderson is eligible to receive additional discretionary bonuses based upon her performance on behalf of the Company and/or the Company’s performance in such amounts, in such manner and at such times as may be determined by the board of directors. Ms. Anderson is also eligible to participate in the standard benefits which the Company generally provides to its full-time employees under its applicable plans and policies.

Upon commencement of her employment, Ms. Anderson was granted units representing a 0.75% equity interest in the Company, calculated as of August 1, 2021 (the effective date of the employment agreement), which converted into 67,676 shares of the Company’s common stock upon the Company conversion to a corporation in December 2021 (the “LLC Conversion”). Ms. Anderson is entitled to receive an additional 33,838 shares of common stock (representing a 0.3725% equity interest in the Company, calculated as of August 1, 2021) upon each of two milestone events, provided that she remains employed by the Company on the date on which the applicable milestone event is achieved. The first milestone will be satisfied upon the Company achieving a market capitalization of at least $225 million, and the second milestone will be satisfied upon the later to occur of the Company achieving a market capitalization of at least $300 million and the Company’s completion of a secondary underwritten public offering of its common stock pursuant to an effective registration statement under the Securities Act.

Under her employment agreement, if Ms. Anderson’s employment is terminated by the Company for any reason other than Cause (as defined in the employment agreement), or Ms. Anderson resigns as an employee of the Company for Good Reason (as defined in the employment agreement), so long as she has signed and has not revoked a release agreement, she will be entitled to receive severance in the form of continued base salary payments over a period of six months. In addition, if Ms. Anderson’s employment is terminated by the Company (or its successor) for a reason other than for Cause or as a result of her death or disability, or she voluntarily terminates her employment for Good Reason, in either case within twelve months following the occurrence of a Change in Control (as defined in the employment agreement) or within 90 days prior to a Change in Control, the vesting of all outstanding unvested equity-based incentive awards will accelerate. The employment agreement includes a provision allowing the Company to reduce the payment to which Ms. Anderson would be entitled upon a Change-in-Control transaction to the extent needed for her to avoid paying an excise tax under Internal Revenue Code Section 280G, unless she would be better off, on an after-tax basis, receiving the full amount of such payments and paying the excise taxes due.

Ms. Anderson’s employment agreement provided that the Company would, on the initial closing date of its initial public offering, grant her an option to purchase 427,001 shares of common stock that is exercisable at the initial public offering price; however such stock option was not granted at the time of the initial public offering because the vesting criteria had not been established. In lieu of such stock option, on March 11, 2022, the Company granted Ms. Anderson a stock option to purchase up to 427,001 shares of common stock that has an exercise price equal to $3.47 per share (which is the closing price of the Company’s common stock on the date of grant) and vests in three instalments in amounts as nearly equal as possible on the six month, one year and two year anniversaries of the date of grant.

Ms. Anderson’s employment agreement contains customary confidentiality and intellectual property covenants and a non-competition restriction that provides, among other things, that Ms. Anderson will not engage in a competitive business or solicit our employees or consultants for a period of one year after termination of employment. For such purpose, “competitive” business means a business primarily engaged in the development, production, marketing and/or sale of wine varietals and brands that are primarily marketed to consumers as embodying a connection to health, wellness and/or an active lifestyle.

Ms. Anderson’s employment with the Company terminated on June 8, 2022.

Fresh Vine Wine, Inc. 2021 Equity Incentive Plan

We have adopted our 2021 Equity Incentive Plan (the “2021 Plan”) The 2021 Plan authorizes the granting of stock-based awards to purchase up to 1,800,000 shares of our common stock. Under the 2021 Plan, our board of directors or a committee of one or more non-employee directors designated by our board will administer the 2021 Plan and will have the power to make awards, to determine when and to whom awards will be granted, the form of each award, the amount of each award, and any other terms or conditions of each award consistent with the terms of the 2021 Plan. Awards may be made to our employees, directors and consultants. The types of awards that may be granted under the 2021 Plan will include incentive and non-qualified stock options, restricted and unrestricted stock, restricted and unrestricted stock units, stock appreciation rights, performance units and other stock-based awards. Each award agreement will specify the number and type of award, together with any other terms and conditions as determined by the board of directors or committee in their sole discretion.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information regarding outstanding equity awards held by the named executive officers as of December 31, 2021:

	Options					Restricted Stock Units
	Grant Date	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Units of Stock That Have Not Vested	Market Value Of Units of Stock That Have Not Vested
Rick Nechio	11/30/2021	—	375,001	$10.00	11/30/2031	—	—

Timothy Michaels(1)	12/17/2021	—	—	N/A	N/A	251,851	0

Elliot Savoie	12/17/2021	—	—	N/A	N/A	125,926	0

____________

(1)      Mr. Michael’s restricted stock units were scheduled to vest on June 11, 2022. Pursuant to the Separation Agreement that the Company entered into in connection with the termination of Mr. Michael’s employment with the Company, the Company accelerated the vesting of Mr. Michael’s restricted stock units as of February 24, 2022 and issued 251,851 shares of common stock in connection therewith.

DIRECTOR COMPENSATION

Prior to our December 2021 initial public offering, our directors did not receive compensation for serving as members of our board of directors. Effective March 2, 2022, we granted 10,000 restricted stock units (“RSUs”) under the Company’s 2021 Equity Incentive Plan to each of our seven directors as compensation for their services as directors of the Company during 2022. Each RSU represents the right to receive one share of Common Stock from the Company upon vesting, with vesting scheduled to occur on June 18, 2022. The board of directors (or a compensation committee thereof) will periodically reevaluate the form and amount of director compensation and make adjustments that it deems to be appropriate. We will also reimburse our directors for reasonable expenses incurred in the performance of the directors’ services to the us upon submission of invoices and receipts for such expenses.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Independence of Directors

When considering whether directors have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, our Board of Directors focuses primarily on the information discussed in each of the directors’ individual biographies set forth above.

Our Board of Directors periodically reviews relationships that directors have with our Company to determine whether our directors are “independent directors” as such term is defined in Section 803 of the NYSE American LLC Company Guide. Our Board of Directors has determined that each of Eric Doan, Michael Pruitt, Brad Yacullo and David Yacullo is an independent director. In making this determination, the Board of Directors considered the relationships that such individuals have with our Company and other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including ownership interests in us.

Board Leadership Structure and Risk Oversight

Damian Novak, one of our founders, serves as Executive Chair of our Board of Directors. We believe that having a chair separate from the Chief Executive Officer creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and our stockholders.

Meetings and Committees of the Board of Directors

In conjunction with our initial public offering, on December 8, 2021, we converted from a Texas limited liability company named Fresh Grapes, LLC into a Nevada corporation and changed our name from Fresh Grapes, LLC to Fresh Vine Wine, Inc. Our Board of Directors was established upon the conversion. During the balance of the fiscal year ended December 31, 2021, the Board of Directors held one meeting and a special pricing committee of the Board of Directors, formed in connection with our initial public offering, held one meeting. Each director attended at least 75% of the aggregate number of meetings of the board and of the committees on which he or she served which were held during 2021 or the portion thereof that he or she served as a director or committee member.

Although we do not have any formal policy regarding director attendance at stockholders’ meetings, we encourage such attendance by members of the board. The annual meeting will be our first shareholders’ meeting since our corporate conversion and initial public offering. As a result, the Company did not hold an annual stockholders’ meeting in 2021.

Our Board of Directors has a standing audit committee, compensation committee nominating and corporate governance committee. Each committee operates under its own written charter adopted by the Board of Directors, which are available on our website at ir.freshvinewine.com/info/.

Audit Committee

The audit committee is responsible for overseeing financial reporting and related internal controls, risk, and ethics and compliance, including but not limited to review of filings and earnings releases, selection and oversight of the independent registered public accounting firm, oversight of internal audit, interactions with management and the board, and communications with external stakeholders. Our audit committee is composed of Eric Doan and Michael D. Pruitt, with Mr. Doan serving as Chair of the committee. Our board of directors has determined that each of Messrs. Doan and Pruitt meet the definition of “independent director” under the rules of the NYSE American and under Rule 10A-3 under the Exchange Act and that each is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act.

Our Audit Committee was established on December 17, 2021, which was the effective date of our initial public offering. The Audit Committee did not hold any meetings during the remaining portion of the fiscal year ended December 31, 2021.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2021 with Company management. The Audit Committee has discussed with representatives of Wipfli LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has received the written disclosures and the letter from Wipfli LLP required by applicable requirements of the PCAOB regarding Wipfli LLP’s communications with the Audit Committee concerning independence, and has discussed with Wipfli LLP its independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

This report has been furnished by the Audit Committee of the Board of Directors.

The Audit Committee:
Eric Doan (Chair)
Michael Pruitt

This report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The compensation committee is responsible for establishing the compensation philosophy and ensuring that elements of our compensation program encourage high levels of performance among the executive officers and positions the Company for growth. The compensation committee ensures our compensation program is fair, competitive, and closely aligns the interests of our executive officers with the Company’s short and long-term business objectives. The compensation committee is responsible for determining the compensation of our officers and directors, or recommending that such compensation be approved by the full board of directors. Our Chief Executive Officer may not be present during voting or deliberations regarding the Chief Executive Officer’s compensation. The compensation committee will also administer the Company’s equity incentive plans and approve all equity grants made thereunder. Our compensation committee is composed of one director, Eric Doan, who is an “independent director” under the rules of the NYSE American.

Our compensation committee was established on December 17, 2021, which was the effective date of our initial public offering. During the balance of the fiscal year ended December 31, 2021, the compensation committee did not hold any meetings and took action by written consent on one occasion.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for selecting directors to be nominated for election to our board of directors or recommending such nominees for selection by the full board. The nominating and corporate governance committee is also responsible for board effectiveness and governance, with duties that include board succession planning, director recruiting, shaping the Company’s governance policies and practices, and director education and self-evaluations. Our nominating and corporate governance committee is composed of one director, Eric Doan.

Our nominating and corporate governance committee was established on December 17, 2021, which was the effective date of our initial public offering. The nominating and corporate governance committee did not hold any meetings during the balance of the fiscal year ended December 31, 2021.

Director Nomination Process

The nominating and corporate governance committee is authorized to recruit and consider director candidates and present qualified candidates to the full board of directors for consideration. There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the nominating and corporate governance committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, general business and industry experience, ability to act on behalf of stockholders, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating board nominees.

Qualified candidates will be considered without regard to race, color, religion, sex, sexual orientation, ancestry, national origin or disability, and the nominating and corporate governance committee will consider director candidates recommended by security holders. If the nominating and corporate governance committee approves a candidate for further review following an initial screening, the nominating and corporate governance committee will establish an interview process for the candidate. Generally, the candidate will meet with other members of the board, and management, including our Chief Executive Officer. The nominating and corporate governance committee will consider reports of the interviews and other assessments to determine whether to recommend the candidate to the full board. The corporate governance and nominating committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to us and concern for our success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in our good corporate citizenship and image, time available for meetings and consultation on our matters and willingness to assume broad, fiduciary responsibility.

Recommendations for candidates to be considered for election to the board of directors at our annual stockholders’ meetings may be submitted to the nominating and corporate governance committee by our stockholders. In order to make such a recommendation, a stockholder must submit the recommendation in writing to the Chair of the nominating and corporate governance committee, in care of our Secretary at our principal executive offices at 505 Highway 169 North, Suite 255, Plymouth, MN 55441, at least 120 days prior to the mailing date of the previous year’s annual meeting proxy statement. A stockholder’s nomination must also satisfy the substantive requirements set forth in our bylaws. See the disclosure set forth later in this Proxy Statement under the heading “Proposals Of Stockholders.”

Ability of Stockholders to Communicate with our Board of Directors

Our Board of Directors has established means for stockholders and others to communicate with our Board of Directors. Communications to the directors should be submitted in writing and sent care of the Company’s Secretary to Fresh Vine Wine, Inc., 505 Highway 169 North, Suite 255, Plymouth, MN 55441. Communications received in this manner will be handled in accordance with procedures approved by the Board. Under these procedures, communications from stockholders are distributed as appropriate by the Company’s Secretary to the appropriate director or directors. In most instances, stockholder communications regarding concerns with the Company’s financial statements, accounting practices or internal controls will be distributed to the Chair of the Company’s Audit Committee, stockholder communications regarding concerns with the Company’s governance practices, business ethics or corporate conduct will be distributed to the Chair of our nominating and corporate governance committee, and communications regarding our executive compensation policies and programs will be distributed to the Chair of our nominating and corporate governance committee.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
MANAGEMENT AND DIRECTORS

The following table sets forth information with respect to the beneficial ownership of our common stock as of the record date for (a) each person, or group of affiliated persons, known by us to own beneficially more than 5% of our outstanding shares of common stock, (b) each member of our board of directors, (c) each of our “named executive officers” as identified in the summary compensation table, and (d) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. The information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. To our knowledge, except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all common stock beneficially owned by that person.

The percentage of beneficial ownership shown in the table is based on 12,732,257 shares of common stock outstanding as of the record date for the annual meeting.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Fresh Vine Wine, Inc., 505 Highway 169 North, Suite 255, Plymouth, MN 55441.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Directors and Executive Officers:
Damian Novak	2,455,672	(1)	19.29%
Rick Nechio	2,425,472		19.05%
James Spellmire	0		—
Eric Doan	10,000		*
Michael D. Pruitt	10,000		*
Brad Yacullo	10,000		*
David Yacullo	10,000		*
Janelle Anderson	51,676		*
All Directors and Executive Officers as a group (8 people):	4,972,820		39.06%

Other Named Executive Officer(s):
Elliot Savoie	136,678	(2)	1.07%
Timothy Michaels	0		—

Other 5% Stockholders:
Nina Dobrev	1,450,622	(3)	11.39%
Julianne Hough	1,207,574	(4)	9.48%
Tribe of Five, LLC(5)	868,938		6.82%

____________

*        Less than 1%

(1)      Includes 1,000,000 shares that have been pledged as security for a loan.

(2)      Includes 10,752 shares issuable upon the exercise of stock options that are scheduled to vest in the next 60 days.

(3)      Consists of shares held by the Nina Dobrev Trust dated September 17, 2018, of which Nina Dobrev serves as trustee. Ms. Dobrev has sole voting and dispositive power with respect to the shares held by the Nina Dobrev Trust.

(4)      Consists of shares held by Jaybird Investments, LLC, a limited liability company wholly-owned by Julianne Hough. Ms. Hough has sole voting and dispositive power with respect to the shares held by Jaybird Investments, LLC.

(5)      Trent Broin may be deemed to have voting and dispositive power with respect to the shares held by Tribe of Five, LLC. The address of Tribe of Five, LLC is 11900 West Olympic Blvd., Suite 450, Los Angeles, CA 90064.

CERTAIN TRANSACTIONS

Related Party Transactions Policy

In connection with our initial public offering, we adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, our audit committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our audit committee will consider the relevant facts and circumstances to decide whether to approve such transactions. We did not have a written policy regarding the review and approval of related party transactions prior to our initial public offering.

Transactions with Related Persons

In addition to the compensation arrangements discussed in this Proxy Statement under the caption “Executive Compensation,”, the following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which:

•        we have been or are to be a participant;

•        the amount involved exceeds or will exceed $120,000; and

•        any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with any of these individuals had or will have a direct or indirect material interest.

Description of Founder Related Party Payables

Since the Company’s inception in May 2019, Damian Novak, our Executive Chairman and co-founder, and affiliates of Mr. Novak have incurred expenses on our behalf or advanced funds to us from time to time as needed to satisfy our working capital requirements and expenses. The reimbursable expenses and advances are reflected as related party payables on our balance sheet and are not evidenced promissory notes or other written documentation. On December 17, 2021, we used a portion of the proceeds from our initial public offering to repay $2.0 million, representing the entire outstanding amount of these related party payables, net of related party receivables that Mr. Novak and his affiliates owed to us at that time.

Arrangement with Rabbit Hole Equity, L.L.C.

Prior to our December 2021 initial public offering, all of our named executive officers were employed and paid by Rabbit Hole Equity, L.L.C., a Texas limited liability company that serves as a family office that manages a portfolio of business investments held by Damian Novak and his affiliates (“Rabbit Hole Equity”). Based on an allocation model, a portion of each named executive officer’s overall compensation from Rabbit Hole Equity was allocated to the Company. Following the completion of our initial public offering, our named executive officers became employees of, and are compensated directly by, the Company. Our principal executive offices located in Minneapolis, Minnesota are leased by Rabbit Hole Equity and a portion of Rabbit Hole Equity’s lease payments are allocated to the Company. We expect to continue to occupy Rabbit Hole Equity’s offices under this arrangement for the foreseeable future.

License Agreements with Nina Dobrev and Julianne Hough

In March 2021, we entered into five-year license agreements with each of Nina Dobrev and Julianne Hough pursuant to which each agreed to use commercially reasonable efforts to help grow and promote our business and varietals of wine. Each has also granted us a license to use her pre-approved name, likeness, image, and other indicia of identity, as well as certain content published by her on her social media or other channels, on and in conjunction with the sale and related pre-approved advertising and promotion of our varietals of wine and marketing materials. Ms. Dobrev and Ms. Hough have agreed not to grant any similar license or render services of any sort on behalf of or in connection with any party in the wine category anywhere in the world during the term of her agreement, other than with respect to Company. Notwithstanding such restrictions, the agreements do not prevent Ms. Dobrev or Ms. Hough from (i) appearing in the news, entertainment or information portion of any program or event, regardless of those programs or event’s sponsorship or tie-ins; or (ii) becoming a passive investor in any other company provided that if the company is in the category of wine, such investment must be financial only and Ms. Dobrev or Ms. Hough, as applicable, may not provide services or grant any rights in or to her name, likeness, image, and other indicia of identity in connection with such investment.

Upon entering into such agreements, we issued to each of Ms. Dobrev and Hough (or their designees) 156,500 units representing membership interests in Fresh Grapes, LLC, which represent 969,272 shares each on a post-LLC Conversion basis. In addition, each of Ms. Dobrev and Ms. Hough will be entitled to an annual license fee equal to $300,000 per year commencing in March 2022 (the one year anniversary of the effective date of the agreements). The Company is also required to reimburse each of Ms. Dobrev and Ms. Hough for reasonable out of pocket expenses incurred in connection with the promotion of the Company’s varietals of wine.

The license agreements may be terminated by either party for “Cause” (as defined in the applicable agreement), if the other party materially breaches any material term of the agreement and fails to cure such breach within 30 days after receiving notice of such breach. In addition, the Company may terminate the agreement upon the death or physical or mental incapacitation that substantially impairs the ability of Ms. Dobrev or Ms. Hough, as applicable, to render the Services for more than 180 days. Upon expiration or termination of each agreement, the rights and licenses granted under the agreement will be immediately revoked, and the Company must cease the marketing and sale of products that feature the licensor’s name, likeness, image, and other indicia of identity, provided that the Company may continue to use approved marketing materials and sell off the remaining product inventory for a sell-off period of up to 90 days.

Effective November 12, 2021, we entered into amendments to the license agreements. As amended, the license agreements provide that payment of the annual license fees to Ms. Dobrev and Ms. Hough would commence on the initial closing date of our December 2021 initial public offering. In addition, the amendments provide that each of Ms. Dobrev and Ms. Hough have the right to terminate her agreement if as of the end of calendar year 2023, we have not achieved at least $5.0 million in EBITDA in either fiscal 2022 or fiscal 2023. In connection with entering into the amendments, Nechio & Novak, LLC assigned and transferred to each of Ms. Dobrev and Ms. Hough (or their designees) 20,702 additional units representing membership interests in Fresh Grapes, LLC, which represent 128,217 shares each on a post-LLC Conversion basis. Pursuant to the amendments, we have agreed to indemnify and reimburse the licensees for any United States federal and state income taxes that may become be due and payable by them solely as a result of the assignment and transfer of the additional units, and to gross-up such payments for income taxes resulting from the indemnification payments. We have agreed to satisfy the licensors’ claims for indemnification and reimbursement no later than thirty (30) days following the filing the their applicable tax return. During the term of the license agreements, as amended, we have granted observer rights to each Ms. Dobrev and Ms. Hough pursuant to which each will be entitled, among other things, to attend all meetings, excluding committee meetings and executive sessions of independent directors, of our Board of Directors in a non-voting, observer capacity, subject to certain exceptions.

Founders’ Option Agreements

Effective November 30, 2021, we entered into stock option agreements with four of our co-founders, Damian Novak, Rick Nechio, Nina Dobrev and Julianne Hough. In connection with these agreements, we have established a founders’ option pool comprised of 1,500,004 shares of our common stock, which will represent 15% of our outstanding common stock immediately prior to our initial public offering (the “Founders’ Option Pool”). Under the agreements, each co-founder was granted a ten-year option to purchase 25% of the shares comprising the Founders’ Option Pool.

The options are exercisable, subject to the satisfaction of vesting conditions, at a price per share equal to $10.00 (our initial public offering price). The options will vest, if at all, during the three year period that commenced on December 17, 2021 (the closing date of our initial public offering) and ending on the third anniversary thereof (the “Performance Period”), with 20% of the option shares vesting upon the average of the closing sale prices of our common stock over a period of ten consecutive trading days being equal to or greater than the applicable price set forth in the following schedule (each a “Trigger Price”):

Percent of Shares To Be Vested	Trigger Price
20%	$20.00
20%	$30.00
20%	$40.00
20%	$50.00
20%	$60.00

All portions of the options that have not vested prior to the expiration of the Performance Period and all of co-founders’ rights to and under such non-vested portions of the options will terminate upon such expiration. In addition, if, prior to any vesting date, a co-founder ceases to provide services to the Company either as a member of our board of directors a Company employee (with respect to Messrs. Novak and Nechio) or a Company ambassador and licensor under such co-founder’s license agreement with the Company (with respect to Ms. Dobrev and Ms. Hough), that portion of such co-founder’s option scheduled to vest on such vesting date, and all portions of such option scheduled to vest in the future, will not vest and all of such co-founder’s rights to and under such non-vested portions will terminate.

Contractor Agreement with Tribe of Five, LLC

Effective March 15, 2021, we entered into a Contractor Agreement with Tribe of Five, LLC (“Tribe of Five”) relating to services provided to us by Tribe of Five to secure arrangements with our co-founders, Nina Dobrev and Julianne Hough, to serve as celebrity ambassadors for our Company. In consideration for services rendered under the Contractor Agreement, effective March 15, 2021, we issued to Tribe of Five 140,300 units representing membership interests in Fresh Grapes, LLC, which represent 868,373 shares on a post-LLC Conversion basis. Pursuant to the Contractor Agreement, Tribe of Five made representations and warranties regarding its investment intent and accredited investor status that are customary in agreements governing the issuance of securities in transactions exempt from the registration requirements of the Securities Act.

Service and Distribution Agreements with Appellation Brands, LLC

In October 2021, the Company entered into a service agreement with Appellation Brands, LLC, a limited liability company of which Nechio & Novak, LLC is the majority member. Nechio & Novak, LLC is a limited liability company of which Damian Novak and Rick Nechio are co-founders and collectively are the majority members. Under the service agreement, the Company provided representation and distribution services. We provided access to new markets and retail and wholesale customers to Appellation Brands, LLC. In exchange for these services, we received a management fee of $50,000 per month plus a tiered fee ranging between $5.00 and $6.50 per case of the products sold. The term of the agreement was one year, subject to automatic one-year renewals until terminated by either party with thirty days prior written notice. As of December 31, 2021, the Company had recognized $153,075 in service revenue related to this agreement. The service agreement was terminated effective June 15, 2022. In 2022, the Company recognized $297,224 in service revenue related to the service agreement.

Effective September 1, 2022, the Company entered into a new Distribution Agreement with Appellation Brands, LLC, pursuant to which the Company has the right to purchase, distribute, advertise, promote, market, supply and sell Appellation Brand’s Danica Rose wine within domestic and international markets. The Company is responsible for product licensing, storage and transportation, and trade spend. We assume full ownership of the inventory, including risk of loss or customer non-payment and are solely responsible for determining the price, quantity and other terms at which we sell the product.

Consulting Services Agreement with FELCS, LLC

On January 1, 2022, we entered into a consulting services agreement with FELCS, LLC, a limited liability company owned by Damian Novak, to provide consulting and advisory services to us, including, among other things, assisting in and advising on the development of our marketing plans, materials and objectives, assisting in the development and implementation of our growth strategies and processes, and advising on our systems, policies and procedures. As compensation for such services, we pay FELCS, LLC a $25,000 monthly consulting fee. The consulting services agreement has an initial term of one year, will automatically renew for additional one year periods unless either party gives the other written notice of non-renewal at least 30 days prior to the end of the then current term, and may be terminated by either party upon 30 days prior written notice.

Director and Officer Indemnification Agreements

Effective December 13, 2021, we entered into indemnification agreements (the “Indemnification Agreements”) with each of our officers and directors. The Indemnification Agreements clarify and supplement indemnification provisions already contained in the Company’s bylaws (the “Bylaws”) and generally provide that the Company shall indemnify the indemnitees to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director or officer and also provide for rights to advancement of expenses and contribution.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file electronically reports of ownership and changes in ownership of such securities with the SEC. Based on review of the copies of Forms 3 and 4 (and amendments thereto, if any) filed electronically with the SEC during the year ended December 31, 2021 and Forms 5 (and amendments thereto, if any) filed electronically with the SEC with respect to such year, or written representations that no Forms 5 were required, we believe all required forms have been filed on a timely basis by our officers, directors and greater than ten percent beneficial owners, with the exception of a Form 3 filed by Janelle Anderson on December 14, 2021 which was due on December 13, 2021.

PROPOSALS OF STOCKHOLDERS

Proposals by stockholders (other than director nominations) that are submitted for inclusion in our proxy statement for our 2023 annual stockholders’ meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and our Bylaws. To be timely under Rule 14a-8, a stockholder proposal must be received by our Secretary at 505 Highway 169 North, Suite 255, Plymouth, MN 55441, by June 9, 2023. However, if the date of our 2023 annual stockholders’ meeting is changed by more than 30 days from the date of the annual meeting, then the deadline for submitting a stockholder proposal will be a reasonable time before we begin to print and send our proxy materials for our 2023 annual stockholders’ meeting, which deadline will be disclosed prior to such in one of our SEC filings.

Under our Bylaws, if a stockholder does not submit a proposal for inclusion in our proxy statement but does wish to propose an item of business to be considered at our annual stockholders’ meeting (including director nominations), that stockholder must have given timely notice of the proposal in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 calendar days before the date in the current fiscal year that corresponds to the date in the preceding fiscal year on which the Company’s notice of meeting and related proxy statement were released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no meeting was held in the immediately preceding year or if the date of the annual meeting in the current year varies by more than 30 calendar days’ from the corresponding date of such meeting in the preceding fiscal year, such notice by the stockholder proposing business to be brought before the meeting of the stockholders must be received not less than 30 days prior to the date of the current year’s annual meeting; provided, that in the event that less than 40 days’ notice of the date of the meeting is given to stockholders, to be timely, a stockholder’s notice of business to be brought before the meeting must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed.

Notices of stockholder proposals and stockholder nominations for directors must comply with the informational and other requirements set forth in our Bylaws as well as applicable statutes and regulations. Due to the complexity of the respective rights of the stockholders and our Company in this area, any stockholder desiring to propose actions or nominate directors is advised to consult with his or her legal counsel with respect to such rights. We suggest that any such proposal be submitted by certified mail return receipt requested.

DISCRETIONARY PROXY VOTING AUTHORITY/
UNTIMELY STOCKHOLDER PROPOSALS

Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934 governs our use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in our proxy statement. The Rule provides that if a proponent of a proposal fails to notify us of the proposal at least 45 days before the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

With respect to our 2023 annual stockholders’ meeting, if we are not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement, by August 23, 2023, the management proxies will be allowed to use their discretionary authority as outlined above. However, if the date of our 2023 annual stockholders’ meeting is changed by more than 30 days from the date of the annual meeting, then the deadline for submitting a stockholder proposal will be a reasonable time before we begin to print and send our proxy materials for our 2023 annual stockholders’ meeting.

SOLICITATION

We will bear the cost of preparing, assembling and mailing the proxy, proxy statement, Annual Report and other material that may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they may be reimbursed by us for their expenses in doing so. Proxies may be solicited personally, by email or by special letter.

The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

HOUSEHOLDING OF MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple Company stockholders in each household unless otherwise instructed by such Company stockholders. We will deliver promptly a separate copy of the proxy statement to any Company stockholder upon written or oral request to our Corporate Secretary, at Fresh Vine Wine, Inc., 505 Highway 169 North, Suite 255, Plymouth, MN 55441, telephone: (855) 766-9463). Any Company stockholder wishing to receive separate copies of our proxy statement or annual report to Company stockholders in the future, or any Company stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Company stockholder’s bank, broker, or other nominee record holder, or the Company stockholder may contact us at the above address and phone number.

By Order of the Board of Directors
/s/ Rick Nechio
Rick Nechio
Interim Chief Executive Officer

fresh Vine®
NAPA, CALIFORNIA

VOTE

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Your vote matters – here's how to vote!

2022 Annual Meeting Proxy Card

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1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Damian Novak	☐	☐	02 - Rick Nechio	☐	☐	03 - Eric Doan	☐	☐
04 - Michael Pruitt	☐	☐	05 - Brad Yacullo	☐	☐	06 - David Yacullo	☐	☐

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C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/VINE or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/VINE Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 11:59 PM, ET, on November 3, 2022 ENDORSEMENT_LINE______________ SACKPACK_____________000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card 1234 5678 9012 345IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed A and FOR Proposal 2. 1. Election of Directors: 01 - Damian Novak 04 - Michael Pruitt For Withhold 02 - Rick Nechio 05 - Brad Yacullo For Withhold 03 - Eric Doan 06 - David Yacullo For Withhold 2. To ratify the appointment of Wipfli LLP as the independent registered public accounting firm of the Company for fiscal 2022 For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 6 1 B V 5 5 3 3 8 2 03P56D

2022 Annual Meeting Admission Ticket 2022 Annual Meeting of Fresh Vine Wine, Inc. Shareholders November 4, 2022, 9:00am CT Fresh Vine Wine, Inc. Principal Executive Offices 505 Highway 169 North, Suite 255 Plymouth, MN 55441 Upon arrival, please present this admission ticket and photo identification at the registration desk. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/VINE IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Fresh Vine Wine, Inc. Notice of 2022 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — November 4, 2022 Rick Nechio and James Spellmire, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Fresh Vine Wine, Inc. to be held on November 4, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed A and FOR Proposal 2. 1. Election of Directors: 01 - Damian Novak 04 - Michael Pruitt For Withhold 02 - Rick Nechio 05 - Brad Yacullo For Withhold 03 - Eric Doan 06 - David Yacullo For Withhold 2. To ratify the appointment of Wipfli LLP as the independent registered public accounting firm of the Company for fiscal 2022 For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 5 5 3 3 8 2 03P57D

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: https://ir.freshvinewine.com/ir/events/ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE Fresh Vine Wine, Inc. Notice of 2022 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — November 4, 2022 Rick Nechio and James Spellmire, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Fresh Vine Wine, Inc. to be held on November 4, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)